Exhibit 10.13

WARRANT TRANSFER AGREEMENT

SECURITY TRANSFER AGREEMENT

This Security Transfer Agreement (this “Agreement”), dated as of March 21, 2013, is made and entered into by and among CollabRx, Inc., a Delaware corporation formerly known as Tegal Corporation (“CollabRx”), se2quel Partners LLC, a California limited liability company (“Warrantholder”), and sequel Power LLC, a Delaware limited liability company (the “Company” and, together with CollabRx and Warrantholder, the “Parties”).

RECITALS:

WHEREAS, in connection with the transactions contemplated by the Formation and Contribution Agreement, dated as of January 14, 2011 (the “Formation and Contribution Agreement”), by and among CollabRx, Warrantholder and the Company, among other things (i) CollabRx acquired 25,010 Voting Units (the “Units”) of the Company, (ii) the Company and CollabRx entered into a Tegal Services Agreement (the “Services Agreement”) and (iii) CollabRx issued Warrantholder a warrant to purchase an aggregate of 92,888 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a per share exercise price equal to $3.15 (in each case after giving effect to a 1-for-5 reverse stock split effected by CollabRx on June 15, 2011) (the “Original Warrant”);

WHEREAS, effective March 31, 2012, Warrantholder transferred unto CollabRx a portion of the Original Warrant representing the right to purchase 48,310 shares of Common Stock in consideration of the forgiveness of $100,000 in fees owed by the Company to CollabRx under the Services Agreement and, in connection with the foregoing, CollabRx issued Warrantholder a replacement warrant to purchase an aggregate of 44,578 shares of Common Stock at a per share exercise price equal to $3.15 (the “Replacement Warrant”);

WHEREAS, the Company owes CollabRx an aggregate of $75,000 in fees under the Services Agreement as of the date of this Agreement (the “Fees”), and the Parties desire that CollabRx forgive such Fees in consideration for Warrantholder’s transfer to CollabRx of  a portion of the Replacement Warrant representing the right to purchase 34,356 shares of Common Stock;

WHEREAS, the Parties desire that CollabRx transfer the Units to the Company in consideration for Warrantholder’s transfer to CollabRx of a portion of the Replacement Warrant representing the right to purchase 10,222 shares of Common Stock; and

WHEREAS, the Parties desire to terminate the Services Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1.              In consideration of CollabRx’s obligations and representations set forth in Section 2, Warrantholder hereby irrevocably assigns and transfers unto CollabRx for cancelation the Replacement Warrant, and does hereby constitute and appoint CollabRx as Warrantholder’s attorney-in-fact to transfer such securities on the books of CollabRx with full power of substitution in the premises.  After giving effect to the foregoing, Warrantholder shall have no right to acquire any securities of CollabRx.  In connection with the foregoing, Warrantholder represents to CollabRx as follows:

a.        Warrantholder owns all right, title and interest (legal and beneficial) in and to the Replacement Warrant, free and clear of all encumbrances, and has the right to assign and transfer the same to CollabRx.

b.        Warrantholder is an “accredited investor” under applicable state and federal securities laws and is a sophisticated person familiar with transactions similar to those contemplated by this Agreement.  Warrantholder has received or had access to all the information Warrantholder considers necessary or appropriate for making an informed decision whether or not to enter into this Agreement and transfer the Replacement Warrant.  Warrantholder is capable of evaluating the value of the Replacement Warrant and has not been induced by, and has not relied upon, any representations, warranties or statements, whether express or implied, made by CollabRx or any officer, director or other representative of CollabRx.  Warrantholder acknowledges and agrees that (i) if not assigned and transferred pursuant to this Agreement, the value of the Replacement Warrant may significantly appreciate over time and (ii) Warrantholder is giving up the opportunity to receive the benefit of future appreciation, if any, in the value of the Replacement Warrant.

c.        Warrantholder understands that CollabRx will rely on the accuracy and truth of the foregoing representations, and Warrantholder hereby consents to such reliance.

2.              In consideration of Warrantholders’ obligations and representations set forth in Section 1, CollabRx hereby (i) irrevocably waives the Fees and (ii) irrevocably assigns and transfers unto the Company the Units, and does hereby constitute and appoint the Company as CollabRx’s attorney-in-fact to transfer such securities on the books of the Company with full power of substitution in the premises.  After giving effect to the foregoing, CollabRx shall have no interest in any securities of the Company and cease to be a member of the Company.  In connection with the foregoing, CollabRx represents to the Company as follows:

a.        CollabRx owns all right, title and interest (legal and beneficial) in and to the Units, free and clear of all encumbrances, and has the right to assign and transfer the same to the Company.

b.        CollabRx is an “accredited investor” under applicable state and federal securities laws and is a sophisticated person familiar with transactions similar to those contemplated by this Agreement.  CollabRx has received or had access to all the information CollabRx considers necessary or appropriate for making an informed decision whether or not to enter into this Agreement and transfer the Units.  CollabRx is capable of evaluating the value of the Units and has not been induced by, and has not relied upon, any representations, warranties or statements, whether express or implied, made by the Company or any officer, director or other representative of the Company.  CollabRx acknowledges and agrees that (i) if not assigned and transferred pursuant to this Agreement, the value of the Units may significantly appreciate over time and (ii) CollabRx is giving up the opportunity to receive the benefit of future appreciation, if any, in the value of the Units.

c.        CollabRx understands that the Company will rely on the accuracy and truth of the foregoing representations, and CollabRx hereby consents to such reliance.

3.              The Parties agree that the Services Agreement is hereby terminated.  After giving effect to the foregoing, no Party shall have any further rights or obligations under the Services Agreement.

4.              Any notices given under this Agreement shall be in writing and shall be given in accordance with Section 13.3 of the Formation and Contribution Agreement.  The laws of the State of Delaware shall govern the validity of this Agreement and the construction and interpretation of its terms.  This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussion, whether oral or written, of the Parties.  This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered by telecopy or email transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Security Transfer Agreement to be executed as of the date set forth above.

SE2QUEL PARTNERS LLC

By:________________________________________ Name: Ferdinand Seemann Title: President and Chief Executive Officer

COLLABRX, INC.

By:________________________________________ Name: Thomas R. Mika Title: Chairman, President and CEO

SEQUEL POWER LLC

By:________________________________________ Name: Ferdinand Seemann Title: Chief Executive Officer